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                                                                     EXHIBIT 4.3

                         INCORPORATED UNDER THE LAWS OF
                             THE STATE OF DELAWARE

    NUMBER
---                        BENTLEY PHARMACEUTICALS, INC.
------ SHARES

                                  COMMON STOCK

    THIS CERTIFIES THAT             is the registered holder of
(      ) fully paid and nonassessable shares, par value $0.02 par value, of the
Common Stock of Bentley Pharmaceuticals, Inc. (hereinafter and on the reverse hereof called the "Corporation"), transferable on the books of the Corporation only upon request of the holder hereof in person or of such holder's attorney, thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and upon surrender of this Certificate properly endorsed or accompanied by a stock power duly executed.

    IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed
by its duly authorized officers this       day of       , 200 .

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
President                                         Secretary
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THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS
AS SET FORTH IN THE RIGHTS AGREEMENT BETWEEN THE CORPORATION AND AMERICAN STOCK TRANSFER AND TRUST COMPANY (THE "RIGHTS AGENT") DATED AS OF DECEMBER 22, 1999 (THE "RIGHTS AGREEMENT"), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE CORPORATION. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. THE CORPORATION WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT, AS IN EFFECT ON THE DATE OF MAILING, WITHOUT CHARGE PROMPTLY AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT),
WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.
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THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS
A DESCRIPTION OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OR SERIES OF CAPITAL STOCK OF THE CORPORATION AND OF ANY QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

                               *   *   *   *   *

FOR VALUE RECEIVED, ____________________________________________________________

hereby sell, assign and transfer unto __________________________________________
                                  (Please print or type name and address of
                                                      assignee)

-------------------------------- shares evidenced by the within Certificate,

       and does hereby irrevocably constitute and appoint
       ---------------------------------
       attorney to transfer the said shares on the books of the within-named Corporation, with full power of substitution in the premises.
       Dated
       -----------------
       In presence of:
       ---------------------------------------

       NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement, or any change whatever.